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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                            ______________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JUNE 15, 1998


                           Breed Technologies, Inc.
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware               1-11474            22-2767118
     -------------            -------            ----------
       (State of             (Commission         (IRS Employer
     incorporation)         File Number)        Identification No.)


      5300 Old Tampa Highway
         Lakeland, Florida                          33811
      ----------------------                        -----
      (Address of principal                       (Zip Code)
        executive offices)



     Registrant's telephone number, including area code: (941) 668-6000


        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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

ITEM 5.  OTHER EVENTS.

   The Company hereby files the following information:

1.     EARNINGS PER SHARE INFORMATION
       ------------------------------

   In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes the potential dilutive effects of common stock equivalents such as stock options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The Company adopted SFAS No. 128 effective for the quarter ended December 31, 1997.

   The Company has restated certain of its Selected Financial Data to reflect the effect of SFAS No. 128 as follows:

     (a) As a result of the filing of this Current Report on Form 8-K, the information set forth below shall supersede the line item entitled "Earnings per share" in the table entitled "Item 6. Selected Financial Data" appearing on page 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997:

                              1997      1996       1995       1994       1993
                              ----      ----       ----       ----       ----
Basic earnings(1)..........  $0.47      $2.00      $2.30      $1.43      $0.62
Diluted earnings(1)........  $0.47      $1.99      $2.29      $1.42      $0.62

------------------
     (b) As a result of the filing of this Current Report on Form 8-K, the information set forth below shall supersede the line item entitled "Earnings per share" for fiscal 1995, 1996 and 1997 in Note 11 "Quarterly Financial Information (Unaudited)" to the Company's consolidated financial statements on page 21 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997:


                             FIRST       SECOND       THIRD       FOURTH
           1997             QUARTER      QUARTER     QUARTER      QUARTER
-----------------------------------------------------------------------------
Basic earnings.............  $0.25        $0.10        $0.05        $0.07
Diluted earnings...........  $0.25        $0.10        $0.05        $0.07

                             FIRST         SECOND        THIRD     FOURTH
           1996             QUARTER       QUARTER       QUARTER    QUARTER
------------------------------------------------------------------------------
Basic earnings.............  $0.40         $0.57         $0.47      $0.56
Diluted earnings...........  $0.40         $0.56         $0.47      $0.56

                             FIRST        SECOND        THIRD       FOURTH
           1995             QUARTER       QUARTER       QUARTER     QUARTER
-------------------------------------------------------------------------------
Basic earnings..............  $0.36       $0.58         $0.70       $0.66
Diluted earnings............  $0.36       $0.57         $0.70       $0.66

-------------
(1) The only difference between the basic and diluted earnings per share calculation is the dilutive impact of options that are included in the dilutive earnings per share calculation.

2.  SELECTED HISTORICAL COMBINED FINANCIAL INFORMATION OF SRS
    ---------------------------------------------------------

  The selected combined financial data set forth below as of December 31, 1995 and 1996 and September 30, 1997 and for each of the years in the three-year period ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997 are derived from the combined financial statements of the safety restraint systems business of Allied Signal, Inc. ("SRS"), of which (i) the combined financial statements for fiscal 1994, 1995 and 1996 were audited by Price Waterhouse LLP and (ii) the combined financial statements for the nine months ended September 30, 1996 and 1997 are unaudited. In the opinion of management of the Company, the financial statements for the nine months ended September 30, 1996 and 1997 include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial position for such periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year or any future period.

                                                          NINE MONTHS
                                                             ENDED
                                   FISCAL YEAR           SEPTEMBER 30,
                                ------------------      ---------------
                                1994   1995   1996       1996    1997
                               ------ ------ ------     ------  ------
                                             (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
 Sales....................... $747.3  $882.8   $951.3   $715.9   $678.3
 Cost of goods sold..........  671.9   781.9    849.8    630.9    608.3
 Selling, general and
  administrative expenses....   30.8    35.8     42.1     32.4     30.6
                              ------  ------   ------   ------   ------
 Income from operations......   44.6    65.1     59.4     52.6     39.4

 Other income (expense), net.   (4.1)   (5.6)     7.0     (1.6)    (2.8)
                              ------  ------   ------   ------    -----
 Income before taxes on
  income.....................   40.5    59.5     66.4     51.0     36.6
 Taxes on income.............   15.6    21.3     25.4     21.0     15.0
                              ------   -----   ------    -----   ------
 Net income.................. $ 24.9  $ 38.3   $ 41.0   $ 30.0   $ 21.6
                              ======  ======   ======   ======   ======



                           AS OF DECEMBER 31,         AS OF
                        -----------------------    SEPTEMBER 30,
                          1995           1996         1997
                         -----          ------    --------------
                                     (IN MILLIONS)
Balance Sheet Data:
 Working capital........   $ 22.7       $ 29.5       $ 40.2
 Total assets...........    410.8        429.7        444.7
 Total debt.............      --           --           --



3. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   --------------------------------------------------------------------------
   OPERATIONS,SRS
   ---------------

  The following management's discussion and analysis of the results of operations of SRS reflects the results of operations for the periods discussed as adjusted to exclude, for each period discussed, the results of operations attributable to certain operations of SRS that were not acquired by the Company in the October 30, 1997 acquisition by the Company of SRS (the "SRS Acquisition.")


RESULTS OF OPERATIONS

  Set forth below is certain statements of operations data for each of the years in the three-year period ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997 which have been adjusted to exclude, for each period presented, the Company's estimate of operations attributable to certain operations of SRS that were not acquired by the Company in the SRS Acquisition. See Note (d) to Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the twelve months ended June 30, 1997 and the nine months ended March 31, 1997. The statement of operations data set forth below is based on the Company's estimates.


                                                                                                     NINE MONTHS ENDED
                                                         FISCAL YEAR                                    SEPTEMBER 30,
                                  --------------------------------------------------------  -------------------------------------
                                        1994                1995                1996              1996                1997
                                  ----------------    -----------------   -----------------  ----------------    ----------------
                                             AS                   AS                  AS                 AS                 AS
                                  ACTUAL  ADJUSTED    ACTUAL   ADJUSTED   ACTUAL   ADJUSTED  ACTUAL   ADJUSTED   ACTUAL  ADJUSTED
                                  -----   -------     ------   --------   ------   --------  ------   --------   ------  --------
                                                                        (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
 Sales............................ $747.3    $637.6    $882.8    $771.8    $951.3   $873.3   $715.9    $659.0    $678.3    $629.0
 Cost of goods sold  .............  671.9     574.8     781.9     683.1     849.8    780.8    630.9     580.5     608.3     563.3
 Selling, general and
  administrative..................   30.8      25.4      35.8      31.2      42.1     38.9     32.4      30.0      30.6      29.1
                                   ------    ------    ------    ------    ------   ------   ------    ------    ------    ------
 Income from operations...........   44.6      37.4      65.1      57.5      59.4     53.6     52.6      48.5      39.4      36.6
 Other income (expense), net......   (4.1)     (2.5)     (5.6)     (5.8)      7.0      3.8     (1.6)     (3.7)     (2.8)      2.7
                                    -----    ------    ------    ------    ------    ------   ------    ------    ------    -----
 Income before taxes on income....   40.5      34.9      59.5      51.7      66.4     57.4     51.0      44.8      36.6      33.9
 Taxes on income..................   15.6      13.4      21.3      19.0      25.4     22.0     21.0      18.4      15.0      13.9
                                   ------    ------    ------    ------   ------   ------    ------    ------   -------   -------
 Net Income....................... $ 24.9    $ 21.5    $ 38.3    $ 32.7    $ 41.0   $ 35.4   $ 30.0    $ 26.4    $ 21.6    $ 20.0
                                   ======    ======    ======    ======   ======    ======   ======    ======    ======   =======

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1996

  Sales.   Total sales decreased 5% to $629.0 million for the nine months ended
September 30, 1997 from $659.0 million for the nine months ended September 30, 1996. Third-party sales also decreased 4% to $623.7 million for the nine months ended September 30, 1997 from $649.0 million for the nine months ended September 30, 1996, primarily due to lower airbag sales in the small car sales market, phase down of seat cushion sales to Morton, unfavorable foreign exchange due to strong dollar and lower pricing due to the competitive market place. Intercompany sales decreased 47% to $5.3 million for the nine months ended September 30, 1997 from $10.0 million for the nine months ended September 30, 1996, primarily due to lower airbag sales to AlliedSignal Japan (which sells to Isuzu) due to weaker market position as a result of roll-over concern and new competition in the sport utility vehicle market.

  Cost of Goods Sold.   Costs of goods sold decreased 3% to $563.3 million for
the nine months ended September 30, 1997 from $580.5 million for the nine months ended September 30, 1996. This decrease was as a result primarily of cost reduction efforts implemented during the year, which were offset by the impact of lower customer pricing and the unfavorable effect of foreign exchange as noted above.

  Selling, General and Administrative Expenses.   Selling, general and
administrative expenses decreased 3% to $29.1 million for the nine months ended September 30, 1997 from $30.0 million for the nine months ended September 30, 1996, primarily reflecting lower expenses associated with the lower sales volume.

  Taxes on Income.   The effective tax rate was 41% for both of the nine months ended September 30, 1997 and 1996. The difference between the effective tax rate of 41% and the federal rate of 35% is primarily due to foreign and state taxes.


 FISCAL 1996 COMPARED TO FISCAL 1995

  Sales.   Total sales increased 13% to $873.3 million in 1996 from $771.8 million in 1995. Third-party sales increased 13% to $862.2 million in 1996 from $761.6 million in 1995, primarily due to higher seat belt sales in the North America truck market and a full year of airbag sales to Opel and Fiat which were launched in September 1995. Intercompany sales increased 9% to $11.1 million in 1996 from $10.2 million in 1995, primarily due to higher production volumes.

  Cost of Goods Sold.   Cost of goods sold increased 14% to $780.8 million in
1996 from $683.1 million in 1995. This increase primarily reflected increased costs associated with the increase in sales volume.

  Selling, General and Administrative Expenses.   Selling, general and
administrative expenses increased 25% to $38.9 million in 1996 from $31.2 million in 1995, primarily reflecting increased marketing efforts in Europe and Asia and a larger allocation of corporate charges.

  Taxes on Income.   The higher effective tax rate of 38% in 1996 compared to
37% in 1995 was primarily due to increased earnings in foreign jurisdictions with an overall higher effective tax rate.


 FISCAL 1995 COMPARED TO FISCAL 1994

  Sales.   Total sales increased 21% to $771.8 million in 1995 from $637.6 million in 1994. Third-party sales increased by 19% to $761.6 million in 1995 from $637.6 million in 1994, primarily due to the growth from acquisitions of the seatbelt division of Gilardini S.p.A. in February 1994 and General Safety Corporation in November 1994 and the launching of airbag programs in North America and Italy. Intercompany sales were $10.2 million in 1995 primarily relating to sales to AlliedSignal Japan (which sells to Isuzu).

  Cost of Goods Sold.   Cost of goods sold increased 19% to $683.1 million in
1995 from $574.8 million in 1994. The increase primarily reflected increases in sales volume as described above.

  Selling, General and Administrative Expenses.   Selling, general and
administrative expenses increased 32% to $31.2 million in 1995 from $25.4 million in 1994 and primarily related to the increase in sales volume.

  Taxes on Income.   The lower effective tax rate of 37% in 1995 compared to 39%
in 1994 was primarily due to income in lower tax jurisdictions and investment tax credits realized in Italy.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (b)  PRO FORMA FINANCIAL INFORMATION

  The unaudited Pro Forma Condensed Consolidated Financial Statements of Breed Technologies, Inc. for the year ended June 30, 1997 and the nine months ended March 31, 1998, and the notes thereto, are included in Exhibit 99.1 and incorporated herein by this reference.

   (C)  EXHIBITS


  Exhibit
    No.        Description
 --------      -----------

23.1           Consent of Ernst & Young LLP.

99.1 Unaudited Pro Forma Condensed Consolidated Financial Statements of Breed Technologies, Inc., as described in Item 7(b) of this Current Report on Form 8-K.

                                 SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 15, 1998

                                    BREED TECHNOLOGIES, INC.



                                    By: /s/ Frank J. Gnisci
                                       --------------------
                                       Frank J. Gnisci
                                       Executive Vice President and Chief
                                        Financial Officer

                                 INDEX TO EXHIBITS


EXHIBIT NUMBER AND DESCRIPTION                                        PAGE
------------------------------                                        ----

23.1 - Consent of Ernst & Young LLP.................................

99.1 - Unaudited Pro Forma Condensed Consolidated Financial
       Statements of Breed Technologies, Inc., as described in
       Item 7(b) of this Curren Report on Form 8-K..................